Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-1 No. 333-284093) of Palvella Therapeutics, Inc.,
2)
Registration Statement (Form S-8 No. 333-285029) pertaining to the 2019 Equity Incentive Plan and 2024 Equity Incentive Plan of Palvella Therapeutics, Inc.

of our report dated March 31, 2025, with respect to the consolidated financial statements of Palvella Therapeutics, Inc. included in this Annual Report (Form 10-K) of Palvella Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2025